Exhibit 4


                            STOCK PURCHASE AGREEMENT


           STOCK PURCHASE AGREEMENT ("Agreement") dated as of April 3, 1998 between Leeway & Co., a Massachusetts partnership ("Seller"), and Pinault Printempts-Redoute, S.A., a company organized under the laws of France ("PPR").

                               A G R E E M E N T:


           NOW, THEREFORE, in consideration of the mutual and dependent promises set forth herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                THE TRANSACTIONS

           1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below) PPR shall purchase from Seller, and Seller shall sell to PPR, the 257,376 shares (the "Shares") of common stock (the "Common Stock"), par value $.01 per share of Brylane, Inc., a Delaware corporation ("Brylane") owned by Seller. The purchase price to be paid by PPR to Seller for the Shares to be sold and purchased hereunder shall be $51.00 per share of Common Stock (the "Purchase Price"). The Purchase Price and the number of Shares to be purchased and sold hereunder shall be adjusted to give effect to any stock splits, stock dividends, recapitalizations and similar transactions declared or occurring between the date hereof and Closing.

           1.2 Closing. At the closing (a) PPR will wire transfer in same day funds to accounts set forth in writing by Seller the sum of $13,126,176 in payment of the Purchase Price for the Shares to be purchased by PPR, and (b) Seller shall deliver a certificate or certificates to PPR, representing the Shares purchased thereby, duly endorsed for transfer in blank (the "Certificates") with stock transfer stamps attached. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take pace at 10:00 a.m. New York time, at the offices of Wachtell, Lipton, Rosen & Katz on the Closing Date (as defined in the Stock Purchase Agreement (the "MPD Agreement"), dated as of February 21, 1998, by and between PPR and M&P Distributing Co.). If the MPD Agreement is terminated or the Closing Date does not occur prior to April 30, 1998, then this Agreement shall automatically terminate.

            1.3 Fees and Expenses. PPR and Seller shall each be responsible for the fees and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

            1.4 Assignment. PPR may assign its right to purchase the Shares to any one or more direct or indirect majority-owned subsidiaries, or affiliates controlled by PPR; provided

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that no such assignment shall relieve PPR of its obligations hereunder to the extent that the assignee fails to fulfill the same.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF PPR

           PPR represents and warrants to Seller as follows:

           2.1 Authority. PPR has full corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by PPR of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of PPR. No other action on the part of PPR is necessary to authorize the execution and delivery of this Agreement by PPR or the performance by PPR of its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by PPR and constitutes a legal, valid and binding agreement of PPR, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER


           Seller represents and warrants to PPR as follows:

           3.1 Authority. Seller has full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller. No other action on the part of Seller is necessary to authorize the execution and delivery of this Agreement by Seller or the performance by Seller of its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           3.2 Title to Shares. Seller has good, valid and marketable title to the Shares of Common Stock, free and clear of any Encumbrances (as defined below). At the Closing, PPR will acquire all of Seller's right, title and interest in and to, and will have good, valid and market-

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

able title to the Shares of Common Stock from Seller, free and clear of any and all security interests, liens, claims, pledges, encumbrances or other rights or claims of any other person of any kind or any preemptive or similar rights (collectively, "Encumbrances"). The Shares constitute all of the shares of capital stock of Brylane or its subsidiaries owned or held by Seller (other than any shares that may be owned by Seller and held in discretionary accounts managed by unaffiliated money managers).

                                   ARTICLE IV

                                  MISCELLANEOUS

           4.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) or transmitted by facsimile (with receipt confirmed) to the parties at the following addresses and numbers listed on Schedule 4.1 hereto or at such other addresses as shall be furnished by the parties by like notice, and such notice or communication shall be deemed to have been given or made as of the date actually received.

           4.2 Publicity. Except as required by law, so long as this Agreement is in effect, PPR and Seller shall not, and shall cause their affiliates not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

            4.3 Headings; Entire Agreement; Counterparts; Amendments; Third Party Beneficiaries. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. This Agreement (including any Schedules hereto) constitutes the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement is not intended to confer upon any other person other than the Parties hereto any rights or remedies hereunder.

            4.4 Survival. The representations and warranties contained herein shall survive the Closing and shall continue in effect for two years.

            4.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefits of the parties hereto and their respective successors and permitted assigns. Subject to Section 1.4, neither this Agreement nor any of the rights, interests

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
or obligations shall be assigned by any of the parties hereto without the prior written consent of the other parties.

           4.6 Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York, without reference to the conflict of laws principles thereof.

           4.7 Specific Performance. The parties hereto shall acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

           IN WITNESS WHEREOF, PPR and Seller have caused this Agreement to be signed by a duly authorized officer as of the date first written above.


                               PINAULT PRINTEMPS-REDOUTE, S.A.


                               By:  /s/ Serge Weinberg
                                  Name:   Serge Weinberg
                                  Title:  Chairman and Chief Executive Officer


                               LEEWAY & CO., as nominee for the Long-Term
                               Investment Trust
                               By:  State Street Bank and Trust, a Partner


                               By:  /s/ Kimberly A. Moynihan
                                  Name:   Kimberly A. Moynihan
                                  Title:  Assistant Secretary










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